EXHIBIT 24.1

Power of Attorney

EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned, being Officers and Directors of Clayton Williams Energy, Inc. (the “Company”), a Delaware corporation, do hereby constitute and appoint Mel G. Riggs and L. Paul Latham, or either of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our names in the capacities indicated which Mel G. Riggs and L. Paul Latham, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, including specifically, but not limited to, the power and authority to sign such Form 10-K, any and all amendments thereto and any other forms or documents related to such Form 10-K which are required under federal security law for us, or any of us, in our names in the capacities indicated; and we do hereby ratify and confirm all that Mel G. Riggs and L. Paul Latham, or either of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts and each such counterpart shall be considered an original hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 5th day of March 2002.

/s/ Clayton W. Williams
Clayton W. Williams, Chairman of the Board,
President, Chief Executive Officer and Director

/s/ L. Paul Latham
L. Paul Latham, Executive Vice President, Chief

Operating Officer and Director

/s/ Mel G. Riggs
Mel G. Riggs, Senior Vice President, Chief
Financial Officer and Director

/s/ Jerry F. Groner

Jerry F. Groner, Vice President - Land and Lease

Administration and Director

/s/ Robert L. Parker

Robert L. Parker, Director

/s/ Jordan R. Smith
Jordan R. Smith, Director

/s/ / Stanley S. Beard
Stanley S. Beard, Director